Exhibit 99.3

November 18, 2025

TO:	RIKU DINING GROUP LIMITED

RE:	Legal opinions on
2750039 Ontario Inc.;
2512118 Ontario Inc.;
2770933 Ontario Inc.;
2811387 Ontario Inc.; and
1000047451 Ontario Limited (collectively, the “Ontario Corporations”); and
Ajisen Ramen (Canada) Inc. (“Ajisen Canada”, and together with the Ontario Corporations, the “Subject Corporations”).
MBB File Number: 32615JL

We are lawyers qualified to practice law in the Province of Ontario, Canada and are qualified to provide a legal opinion based on the laws of the Province of Ontario and federal laws of Canada as of the date hereof (this “Opinion Letter”).

We have acted as Ontario counsel to the Subject Corporations, relating to the initial public offering (the “Offering”) by Riku Dining Group Limited (“Riku”), the indirect parent of the Subject Corporations of its ordinary shares (the “Ordinary Shares”) and the listing of Riku’s Ordinary Shares on NASDAQ and the registration for resale Ordinary Shares held by certain Seller Shareholders named therein.

Examination

For the purposes of the opinions expressed herein, we have examined the following documents (collectively, the “Searches”):

1.	the constating documents and by-laws of the Subject Corporations;

2.	a Certificate of Status of each of the Ontario Corporations issued by the Ministry of Government Services (Ontario) dated November 18, 2025 (the “Certificate(s) of Status”);

3.	a Certificate of Compliance of Ajisen Canada issued by the Ministry of Public and Business Services Delivery dated November 18, 2025 (the “Certificate of Compliance”);

4.	a certificate of corporate authority of an officer of each of the Subject Corporations dated November 18, 2025 (the “Officer’s Certificate(s)”);

5.	a certified copy of a resolution of each of the Subject Corporations authorizing corporate changes resulting from or pursuant to the Offering and the proposed listing on NASDAQ;

6.	the minute book and corporate records of the Subject Corporations;

7.	The Franchise Agreement between Shigemitsu Industry Co. Ltd, Ajisen Overseas Franchising Company Limited and Ajisen Ramen (Canada) Inc. dated November 5, 2019;

8.	lease agreements (the “Lease(s)”) as more particularly described in Schedule “A”;

9.	Bankruptcy and Insolvency Records Search of each of the Subject Corporations dated November 14, 2025 (the “Bankruptcy Searches”);

10.	search of records under the Personal Property Security Act (Ontario) of each of the Subject Corporations dated November 14, 2025 (the “PPSA Searches”);

11.	certificates of search of writs of executions with the office of the Sheriff of the City of Toronto, and with the office of the Sheriff of the Regional Municipality of York, of each of the Subject Corporations dated November 18, 2025 (the “Execution Searches”);

12.	each of the Sub-Franchise Agreements in respect of other franchised locations (9 in total) as more particularly described in Schedule “B” (the “Franchise Agreements”);

13.	the liquor licenses for the Subject Corporations, as applicable, as more particularly described in Schedule “C” (the “Liquor Licenses”);

14.	Municipal or regional establishment inspection and health compliance results, as more particularly described in Schedule “D” (the “Inspection Reports”);

15.	Parcel register of the property known municipally as Units 4 & 5, 130 Dynamic Drive, Toronto, Ontario, Canada dated November 18, 2025 (the “Land Registry Search”);

16.	Litigation searches of each of the Subject Corporations dated November 18, 2025 (the “Litigation Searches”); and

17.	Searches made against each of the Subject Corporations in the Intellectual property databases of the Government of Canada dated November 18, 2025 (the “IP Searches”),

and we have made all further examinations, investigations and searches and we have considered such questions of law as we have deemed relevant and necessary.

Assumptions

For the purposes of the opinions set out in this Opinion Letter, we have relied upon the following and made certain assumptions as set forth below, and without independent investigation or inquiry:

1.	all facts set forth in official public records and certificates and other documents supplied by public officials or otherwise conveyed to us by public officials are complete, true and accurate and continue to be complete, true and accurate as of the date of this Opinion Letter as if issued on such date;

2.	all signatures are genuine, all documents submitted to us as originals are authentic and complete, and all documents submitted to us as copies conform to the authentic and original documents;

3.	all facts addressed and statements made in the Officer’s Certificates are complete, true and accurate as of the date of this Opinion Letter without independent investigation or verification;

4.	none of the documents provide to us have been terminated, varied, amended or modified and that none of the parties thereto are in breach thereof or have become entitled to rescind, repudiate or avoid the same; and

5.	where opinions are expressed herein to be based upon matters of fact, such opinions are based solely upon the Officer’s Certificate, as the case may be, in respect of which we have made no independent enquiry or verification.

The opinions expressed herein are restricted to matters governed by the laws of the Province of Ontario, and the federal laws of Canada applicable therein, which are in effect as at the date hereof (the “Applicable Law”).

We relied solely on the Certificates of Status as to the subsistence of the Ontario Corporations in the opinion set out in paragraph 1 below. We relied solely on the Certificate of Compliance as to the subsistence of Ajisen Canada in the opinion set out in paragraph 2 below.

This Opinion Letter is expressed as of the date hereof, and we have no responsibility or obligation to: (i) update this Opinion Letter; (ii) take into account or inform the addressees of any changes in law, facts or other developments subsequent to this date that may affect the opinions we express herein; or (iii) advise the addressees or any other person of any other change in any matter addressed in this Opinion Letter of which we become aware subsequent to the date of this Opinion Letter.

Opinions

Based and relying upon the foregoing and subject to the limitations, qualifications, assumptions and exceptions contained herein, we are of the opinion that:

1.	Each of the Ontario Corporations is a corporation validly existing under the laws of the Province of Ontario. Each of the Ontario Corporations has legal capacity to sue and be sued in its own name in a court of competent jurisdiction in Ontario.

2.	Ajisen Canada is a corporation validly existing under the federal laws of Canada. Ajisen Canada has legal capacity to sue and be sued in its own name in a court of competent jurisdiction in Ontario.

3.	Each of the Subject Corporations has all necessary corporate power and capacity to lease or own real property and conduct the business that each is currently conducting in Ontario.

4.	Based solely on the corporate documents provided to us, the allotment, issue and transfer of shares of the Subject Corporations effected prior to this date are valid and legal.

5.	The Bankruptcy Searches reveal no records of bankruptcy or insolvency of any of the Subject Corporations.

6.	Based on the PPSA Searches, the following secured parties have security interest in certain person property of the following Subject Corporations:

PPSA File No.	Debtor	Secured Party	Collateral Classification (Property subject to Secured Party’s Interest)
723887658	2512118 ONTARIO INC.	Royal Bank of Canada	Inventory/Equipment/Accounts/Other /Motor Vehicle
723971133	2512118 ONTARIO INC.	Royal Bank of Canada	Equipment/Other/Motor Vehicle
761443218	2512118 ONTARIO INC.	Business Development Bank of Canada	Inventory/Equipment/Accounts/Other /Motor Vehicle
761443173	2750039 ONTARIO INC.	Business Development Bank of Canada	Inventory/Equipment/Accounts/Other /Motor Vehicle
515624058	2770933 ONTARIO INC.	Porsche Financial Services Canada	VIN# WP1BA2AY1SDA30303
767917422	2770933 ONTARIO INC.	Royal Bank of Canada	Equipment/Other/Motor Vehicle
767975823	2770933 ONTARIO INC.	Royal Bank of Canada	Inventory/Equipment/Accounts/Other /Motor Vehicle
772430292	2811387 ONTARIO INC.	Royal Bank of Canada	Equipment/Other/Motor Vehicle
772487991	2811387 ONTARIO INC.	Royal Bank of Canada	Inventory/Equipment/Accounts/Other /Motor Vehicle
781840422	1000047451 ONTARIO LIMITED	Royal Bank of Canada	Inventory/Equipment/Accounts/Other /Motor Vehicle
781905924	1000047451 ONTARIO LIMITED	Royal Bank of Canada	Equipment/Other/Motor Vehicle
515235816	1000047451 ONTARIO LIMITED	Royal Bank of Canada	VIN# 5TDDZ3DC3JS206702
511670574	1000047451 ONTARIO LIMITED	WS Leasing Ltd.	VIN# WUAAWCF5XPA900452
789087051	AJISEN RAMEN (CANADA) INC.	LITHIA CANADA LEASING GP, INC.	VIN# SCA665C53FUX85569

7.	The Executions Searches reveal no writs of execution showing outstanding judgements obtained from a court.

8.	Based on the Litigation Searches, none of the Subject Corporations have been sued in any litigation proceedings in the jurisdictions indicated in the Litigation Searches.

9.	Based on the Litigation Searches and the Inspection Reports, the Subject Corporations are not charged with any offences, violations or breaches of laws or regulations in Ontario which are considered material to their operation and revenue or render any licence or authorisation granted to the Subject Corporations liable to be revoked.

10.	Based on solely on the documents provided to us and the Searches, the Subject Corporations have obtained all material licenses, permits, consents, approvals, authorizations, orders and certificates which are valid and necessary to conduct its operations and business in Ontario from the relevant governmental bodies or authorities, and no such licenses, permits, consents, approvals, authorizations, orders and certificates have been revoked as at the date hereof.

11.	The statements set forth in the Registration Statement insofar as such statements purport to describe or summarize Ontario legal matters currently in effect at the date of this opinion stated therein as at the date hereof, are true and accurate in all material respects, and represent a fair and accurate summary in all material respects of the Ontario legal matters stated therein as at the date hereof.

12.	A list of contracts materials to the operations of the Subject Corporations are set out in Schedules A and B (the “Materials Contracts”). The Material Contracts have been legally and validly entered into and constitute binding obligations on the Subject Corporation named therein.

13.	Based on review of the Consent Letter dated 5 September 2024 executed by Shigemitsu Industry Co. Ltd and Ajisen Overseas Franchising Company Limited, the Subject Corporations have obtained the necessary consent from the franchisors in relation to the Offering and the proposed listing on NASDAQ.

14.	Based on the Officer’s Certificate and our review of the Leases, we are not aware of any material breach in relation to the tenancy agreements which will affect the enjoyment of the properties leased by the Subject Corporations.

15.	Based on the Land Registry Search, 2750039 Ontario Inc. is the sole legal and beneficial owner of the property known municipally as Units 4 & 5, 130 Dynamic Drive, Toronto, Ontario, Canada.

16.	Based on the Officer’s Certificates and the IP Searches, none of the Subject Corporations own any registered patents, trademarks, domain names or software copyrights.

Qualifications

The foregoing opinions are subject to the following qualifications and limitations:

We are qualified lawyers in the Province of Ontario, Canada and we are qualified to render opinions only as to the laws in force in the Province of Ontario, including the applicable federal laws of Canada as currently applied and in force in Ontario and we express no opinion as to the laws in any other jurisdiction;

Acknowledgement

Notwithstanding that my fee for this Opinion Letter will be paid by the Subject Corporations or an affiliate thereof and that we have acted for Subject Corporations in the capacity noted above, we acknowledge that the recipient is relying upon this Opinion Letter and the opinions expressed herein with the Subject Corporations in connection with the relation to the Offering and the proposed listing on NASDAQ.

We authorize the addressee(s) to attach a copy of this Opinion Letter to the Registration Statement.

Notwithstanding the above, this Opinion Letter may only be relied upon by the parties to whom it is specifically addressed.

Yours truly,

Metcalfe, Blainey & Burns LLP

Schedule “A”

Lease Agreements

1.	Agreement to Lease Commercial – Short Form, between 2750039 Ontario Inc. as Landlord, and Ajisen Ramen Canada Inc. as Tenant, dated August 1, 2024, for the premises located at 130 Dynamic Dr., Toronto, Ontario, Canada;

Based on the Officer’s Certificates, such lease is in good standing.

2.	Agreement to Lease Commercial – Long Form, between BBGM Holding Inc. as Landlord, and 2770933 Ontario Inc. as Tenant, dated October 6, 2020, as amended by an Amendment to Agreement to Lease Commercial dated October 30, 2020, for the premises located at #9610 - 3175 Rutherford Rd., Vaughan, Ontario, Canada;

Based on the Officer’s Certificates, such lease is in good standing.

3.	Agreement to Sub-Lease Commercial, between 2773918 Ontario Inc. as Sub-Landlord, and 2811387 Ontario Inc. as Sub-Tenant, dated October 6, 2020, for the premises located at 3720 Midland Ave., Scarborough, Ontario, Canada;

Based on the Officer’s Certificates, such lease is in good standing.

4.	Lease between Quick Motion Ltd. as Landlord, and Raku Ramen Izakaya Inc. as Tenant, dated August 1, 2012, for the premises located at Units 87, 88, 89 and 90, 8360-8362 Kennedy Road, Markham, Canada. Raku Ramen Izakaya Inc. subsequently assigned such lease to 2512118 Ontario Inc. pursuant to an Assignment of Lease dated as of November 1, 2016 between Raku Ramen Izakaya Inc. as Assignor, 2512118 Ontario Inc. as Assignee, Chin. P Wu as Indemnifier, Ching Po Johnny Luk as Additional Indemnifier, and Quick Motion Ltd. as Landlord. This lease was subsequently amended by a Lease Extension and Amending Agreement dated April 20, 2017, and further amended by a Lease Extension and Amending Agreement dated April 12, 2022.

Based on the Officer’s Certificates, such lease is in good standing.

5.	Lease between 399 Church Inc. as Landlord, Westbrook Bistros Ltd. as Tenant and Westbrook Holdings Inc. as Indemnifier, dated October 30, 2015, for the premises located at Unit 3, 399 Church Street, Toronto, Ontario, Canada. Westbrook Bistros Ltd. subsequently assigned such lease to 1000047451 Ontario Limited, pursuant to an Assignment Consent and Lease Amendment Agreement dated December 31, 2021, between Westbrook Bistros Ltd. as Assignor, 1000047451 Ontario Limited as Assignee, 2811387 Ontario Inc. as Indemnitor, and 399 Church Inc. as Landlord.

Based on the Officer’s Certificates, such lease is in good standing.

Schedule “B”

Sub-Franchise Agreements

1.	Sub-Franchise Agreement between Ajisen Ramen (Canada) Inc. and 15397294 Canada Inc. dated 7/8/2024.

2.	Sub-Franchise Agreement between Ajisen Ramen (Canada) Inc. and 1000435435 Ontario Inc. dated February 10, 2023.

3.	Sub-Franchise Agreement between Ajisen Ramen (Canada) Inc. and 1000047451 Ontario Ltd. dated December 22, 2021.

4.	Sub-Franchise Agreement between Ajisen Ramen (Canada) Inc. and 1000076454 Ontario Inc. dated April 27, 2023.

5.	Sub-Franchise Agreement between Ajisen Ramen (Canada) Inc. and 1000459276 Ontario Inc. dated February 28, 2023.

6.	Sub-Franchise Agreement between Ajisen Ramen (Canada) Inc. and 2770933 Ontario Inc. dated August 30, 2020.

7.	Sub-Franchise Agreement between Ajisen Ramen (Canada) Inc. and 2778335 Ontario Inc. dated November 27, 2020.

8.	Sub-Franchise Agreement between Ajisen Ramen (Canada) Inc. and 2811387 Ontario Inc. dated February 5, 2021.

9.	Sub-Franchise Agreement between Ajisen Ramen (Canada) Inc. and 13035450 Canada Inc. dated July 17, 2021.

Schedule “C”

Liquor Licenses

1.	Liquor Sales Licence (Licence to Operate a Liquor Consumption Premises) issued to 2811387 Ontario Inc. for 3720 Midland Ave Suite 115, Scarborough ON, dated September 11, 2023 with an expiry date of September 10, 2027.

2.	Liquor Sales Licence (Licence to Operate a Liquor Consumption Premises) issued to 2770933 Ontario Inc. for 3175 Rutherford Rd Unit 9, Concord ON, dated June 24, 2022 with an expiry date of June 23, 2026.

3.	Liquor Sales Licence (Licence to Operate a Liquor Consumption Premises) issued to 1000047451 Ontario Limited for 399 Church St Unit 100, Toronto ON, dated May 7, 2025 with an expiry date of July 17, 2027.

Schedule “D”

Inspection Reports

1.	YorkSafe Inspection Report for 9-10 3175 Rutherford Rd, Woodbridge, ON dated November 14, 2025.

2.	YorkSafe Inspection Report for 87-90 8360 Kennedy Road, Markham, ON dated November 14, 2025.

3.	Inspection report for 399 Church St, Bldg-1 issued by Toronto Public Health dated November 14, 2025.

4.	Inspection report for 130 Dynamic Dr, Unit-5 issued by Toronto Public Health dated November 14, 2025.

5.	Inspection report for 3720 Midland Ave, Unit-115 issued by Toronto Public Health dated November 14, 2025.

6.	Health letter for 3175 Rutherford Rd unit 9 -10 Vaughan, ON issued by Community and Health Services Department dated February 24, 2025.